EXHIBIT 10.10


                          [LOGO] CENEX HARVEST STATES
                                        WE GROW VALUE

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               CENEX HARVEST STATES COOPERATIVES SHARE OPTION PLAN
                                   HIGHLIGHTS






                                 November, 1998

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                                                               Printed: 10/30/98


Before electing to participate in the plan, eligible employees or members of the Board of Directors should carefully consider the items set forth under the heading, "What Are The Risks Of Participating?", on page 6 in addition to plan information found elsewhere in this brochure.

The plan is available only to a limited number of key employees and members of the Board of Directors of Cenex Harvest States Cooperatives. These key individuals are selected by the Cenex Harvest States Cooperatives Share Option Plan Committee and only pursuant to the plan and an Option Agreement between Cenex Harvest States Cooperatives and the participating individual. The agreement must contain representations by the participant as to his or her suitability to participate in the plan.

The plan is subject to termination or modification by Cenex Harvest States Cooperatives without notice. Option agreements, in some such cases, may be required to be exercised immediately if the plan termination is in connection with needed compliance with, or changes made to, any applicable federal or state law or regulation. Cenex Harvest States Cooperatives reserves the right, in its sole discretion, to reject any request to participate in the plan.

Options under the plan are subject to the terms and conditions contained in the Option Agreement between Cenex Harvest States Cooperatives and the participant and to the terms of the plan. A copy of the plan document is available on request to the Human Resources Department or Legal Department.

All descriptions herein of the Option Agreement and the Plan are qualified by reference to such documents. No person has been authorized to give any information or to make any representations other than those contained in this brochure in connection with the plan and participation by Cenex Harvest States Cooperatives employees and Board Members, and if given or made, such information or representations must not be relied upon as having been authorized by Cenex Harvest States Cooperatives.

This brochure does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so.

The contents of this brochure are not to be construed as legal, investment or tax advice. Participants should consult their advisors as to legal, investment, tax and related matters concerning participation in the plan.

In making an investment decision, eligible employees and Board members must rely on their own examination of Cenex Harvest States Cooperatives, the investment prospectuses, and the terms of the plan and their option agreements, including the merits and risks involved. Participation in the plan has not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the accuracy of this document. Any representation to the contrary is a criminal offense.

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                        CENEX HARVEST STATES COOPERATIVES
                        SHARE OPTION PLAN


                        Here is an overview of the Share Option Plan offered by Cenex Harvest States Cooperatives ("Cenex Harvest States") as well as several questions and answers about the plan. For more information, contact the Human Resources Department or Legal Department.

                        After being nominated to participate in the Share Option Plan, you can decide:

                        *     whether to participate in the plan

                        * the amount of bonus, salary, or Board of Directors' fees you want to exchange for option grants under the plan, and

                        * when to exercise your options and how much taxable income to realize in any year.

                        The plan provides you with the opportunity to exceed the annual contribution limits set by the Internal Revenue Code for qualified savings plans. In this way, the plan serves many of the same purposes as a deferred compensation plan, but it's structured differently to meet IRS regulations for stock option plans.

                        Designed to work in conjunction with our broader compensation program, the Share Option Plan lets you exchange your future compensation for options to purchase mutual funds. If you decide to participate in the plan, portions of annual variable pay, other eligible compensation, or Board of Directors' fees will be applied toward options to purchase selected mutual funds.




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                        This brochure is a summary of the Cenex Harvest States
                        Cooperatives Share Option Plan. The rights and benefits
                        of participants and their beneficiaries are determined
                        exclusively by the provisions of the plan and the option
                        agreements issued thereunder.
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WHO IS ELIGIBLE TO      Participation in the Share Option Plan is based on
PARTICIPATE?            selection by Cenex Harvest States Cooperatives Share
                        Option Plan Committee (the "Committee"). Participants are executives and members of the Board of Directors of Cenex Harvest States who are determined to have the capability of making a substantial contribution to the success of Cenex Harvest States. Participation begins on the next January 1, April 1, July 1, or October 1, following selection by the Committee. Participation for former Cenex key employees selected by the Committee begins on or about October 1, 1998. Participation by members of the Board of Directors begins on or about
                        November 1, 1998

                        For plan purposes, "participation" means the time when future salary or annual variable pay exchanges begin.


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HOW DOES AN             To understand how an option plan works, you need to be
OPTION WORK?            aware of three key phases:

                        GRANTING OF OPTION. This is the time that you receive the RIGHT to buy an investment at a specific price.

                        EXERCISE OF OPTION. This is the time at which you actually BUY the investment. You determine (within plan limits) when to exercise your option. Once you exercise your option, you own the underlying investment.

                        SALE OF INVESTMENT. At this time, you will LIQUIDATE the investment you previously purchased upon exercise. You choose the timing of the sale.

                        Keep these phases in mind as you review the details of how the Share Option Plan works.


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HOW DOES THE CENEX      The Share Option Plan gives you the opportunity to
HARVEST STATES          exchange compensation for an option. You decide how much
COOPERATIVES SHARE      of your future base salary you wish to exchange for an
OPTION PLAN WORK?       option, up to 30%, or Board of Directors' fees. You may
                        also exchange all or part of your future annual variable pay, if applicable, for an option. By electing not to receive current compensation, you delay taxes on those amounts.

                        You also may indicate a preference for the mutual fund(s) underlying your option. The ultimate choice of funds, however, remains with the Committee. (See page 5 and Attachment A for more on investment funds.)

      OPTION PRICING    Any option you elect to receive will be priced at a
                        discount to the current market price of the mutual fund or funds. The dollar value of the discount will equal the dollar value of the compensation you are exchanging.

                        FOR EXAMPLE, IF YOU CHOOSE TO EXCHANGE $75 OF COMPENSATION FOR AN OPTION, YOU WOULD RECEIVE AN OPTION WITH AN UNDERLYING MARKET PRICE OF $100. SO THE AMOUNT YOU WOULD PAY TO PURCHASE THE INVESTMENT (THE EXERCISE PRICE) WOULD BE $25.

    UNDERLYING STOCK    Under the Share Option Plan, the underlying stock will
                        be comprised of shares of selected mutual funds, which are briefly described in Attachment A to this brochure, and described in greater detail in the mutual fund prospectuses. The underlying stock will be automatically increased to account for reinvestment of dividends and distributions with respect to stock. They are rounded to the nearest one-thousandth of a share, and will be added to the underlying stock subject to the option.

      EXERCISE PRICE    Your exercise price will be 25% of the market price of
                        the underlying stock on the date the option is granted.
                        The option's exercise price will remain unchanged.

       PARTICIPATION    When you are nominated to participate in the plan, you
           AGREEMENT    will receive a Participation Agreement. If you choose to
                        participate in the plan, you must indicate the amount of future base compensation or Board of Directors' fees you wish to exchange for an option under the plan. You may also indicate the percentage of any future annual variable pay you wish to exchange, if applicable.
                        Options received in exchange for annual variable pay are granted on the first quarterly grant date after the end of the fiscal year, once Cenex Harvest States has determined the amount of your annual variable pay, if applicable.


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    OPTION AGREEMENT    With each option you are granted, you will receive a
                        written agreement called an Option Agreement. This agreement, which must be signed by both you and a representative of the Committee, will explain the terms and conditions of the grant. In cases where the Committee makes a special award of an option to you for reasons other than your specified exchange of future compensation, you may be required to agree to remain employed for a designated period of time following the grant date.

  GRANTING OF OPTION    Your options will be granted on or about October 15,
                        1998, of the first plan year and quarterly thereafter on or about December 31, March 31, June 30, and September
                        30. The option will reflect actual salary or Board fee exchanges through the end of the calendar quarter of the calendar year for which the agreement was made. Your annual variable pay, if applicable, may also be exchanged for an option. (If applicable, a Participation
                        Agreement regarding the annual variable pay must be filed prior to Cenex Harvest States Cooperatives' fiscal year beginning September 1, and the option which includes these exchanges will be granted once the annual variable pay is determined after the end of that fiscal year.)

HOLDING YOUR OPTIONS    Before exercising your option, you must hold it at least
                        six months after receipt. No advance election is required prior to exercising your option.


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WHEN DO I DECIDE        Before the start of each calendar year (or before the
WHETHER TO              start of each fiscal year, in the case of annual
PARTICIPATE?            variable pay), you'll have the opportunity to indicate
                        the amount of salary, Board fees and/or annual variable pay you wish to exchange for an option to purchase shares of selected mutual funds.

                        Before you agree to participate in this plan, carefully read all the information provided. You may wish to consult a tax advisor or financial planner as well.


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WHAT MUTUAL FUNDS       The funds offered under this plan are many of the same
WILL BE OFFERED?        funds offered under the Cenex Harvest States 401(k)
                        plan, which may change from time to time. A description of the current funds available in this plan can be found in Attachment A.

                        Neither Cenex Harvest States nor the Committee can guarantee a specific rate of return, nor can they protect you from the risk of loss.

                        Fund prospectuses are available upon request, and are incorporated by reference into this brochure.


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CAN I CHANGE THE        In general, no. Your option must continue to cover the
INVESTMENTS ON          mutual funds selected for you by the Committee unless
WHICH MY OPTIONS        the Committee permits the substitution of securities.
ARE BASED?              Once you exercise your option, however, you may decide
                        to sell the securities and purchase a different investment.


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HOW DO I EXERCISE       Here's an outline of the steps to follow at the time of
MY OPTIONS?             exercise:

                        * determine that you are ready to incur a taxable event (compensation income)

                        *     verify the exercise price

                        * notify Cenex Harvest States that you want to exercise an option in whole or in part, subject to minimum exercise requirements

                        * pay the exercise price and any tax withholding owed.


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WHAT ARE THE TAX        Here's an overview of the tax consequences of the Share
CONSEQUENCES AT         Option Plan by looking at four separate events.
EACH PHASE OF
PARTICIPATION?
                        -------------- -----------------------------------------
                            EVENT                   TAX CONSEQUENCE
                        -------------- -----------------------------------------
                        ELECTION TO    At the time you choose to participate,
                        PARTICIPATE    taxes are postponed on the compensation
                                       exchanged. This is true only if the
                                       agreement is filed prior to the service
                                       period in which the compensation is
                                       earned. No tax is due on this date.
                        -------------- -----------------------------------------
                        OPTION         Because you are receiving an option under
                        GRANT          the plan, you do not have income at the
                        DATE           option grant date. No tax is due on the
                                       amount of your exchanged compensation.
                        -------------- -----------------------------------------
                        OPTION         You realize taxable income in the year
                        EXERCISE       you exercise the option. Your taxable
                        DATE           compensation (TAXED AS ORDINARY income)
                                       equals the market price of the security
                                       less the exercise price you pay.
                        -------------- -----------------------------------------
                        SALE OF        If you sell the security after the option
                        PROPERTY       exercise date, you will have capital gain
                                       or loss income. The tax rate for your
                                       gain will depend upon your holding
                                       period. The gain or loss is calculated by
                                       taking the value of the property at sale
                                       less the value of the property on the
                                       option exercise date (SOMETIMES CALLED
                                       THE "SPREAD").
                        -------------- -----------------------------------------

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WHAT ARE THE RISKS      There are a number of risks to consider before deciding
OF PARTICIPATING?       to participate in the Share Option Plan. You should
                        consider and review all the available information about the mutual funds offered under this plan. The value of your option upon exercise will be determined by the value of the underlying stock. If the value of the underlying stock increases, you will share in that gain.
                        However, Cenex Harvest States does not guarantee a specific rate of return, nor can Cenex Harvest States protect you from the risk of loss.

                        In addition, once your election has been made, there is a market risk that the underlying stock will lose value.

                        There is always a risk of receiving poor financial planning advice or no financial planning advice at all. Cenex Harvest States cannot provide you with such advice. Consider your option in the context of your overall investment portfolio to ensure investment diversity and balance. Contact your financial planner for advice related to your situation before participating in the plan.


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                        On or about March 31, July 31, September 30, and
                        December 31, of each calendar year (and on the next option grant date following the determination of your annual variable pay for the preceding fiscal year, if applicable), the Company will deposit with the trustee of a grantor trust established by the Company the salary, variable annual pay, or Board of Directors' fees amounts which are being exchanged for options in accordance with the terms and conditions of the plan. The funds deposited into such trust and the underlying stock, however, remain subject to the claims of the general creditors of the Company as if such funds were general assets of the Company. If the Company becomes insolvent, there can be no assurance of the Company's ability to meet its obligations under the Option Agreement. In such a scenario, your status would be that of an unsecured creditor.


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WHAT HAPPENS IF I       As a general rule, your option will expire on the
SEPARATE FROM           earliest of: 90 days after separation from service with
SERVICE WITH CENEX      Cenex Harvest States for cause, 120 months after
HARVEST STATES          separation from service as an employee or as a member of
COOPERATIVES? WHAT      the Board of Directors for any other reason, or 20 years
HAPPENS IF I DIE?       after being granted.

                        In addition, any option granted will be adjusted as follows:

                        * If your separation from service occurs before your option has been granted, you will not receive an option but instead will receive compensation equivalent to the amount of the compensation exchanged.

                        * If your separation from service occurs after your option has been granted, the number of shares applicable to an option granted to you in the form of an outright award or in exchange for a surrender or termination of a deferred compensation account with the Employer, if applicable, will be adjusted in the manner prescribed in your option agreement. You will only be permitted to exercise a prorata number of shares indicated in the option agreement. The remainder of the shares will be forfeited.

                        When first enrolling in the plan, you should complete a Beneficiary Designation Form. Upon death, any options you may own become the property of your beneficiary. Anyone, including a trust for the benefit of a spouse and/or lineal descendant, may be named as a beneficiary. This beneficiary designation may be changed at any time and requires no spousal consent or other authorization. If no beneficiary designation is made, your beneficiary automatically will be your spouse if you are lawfully married on the date of death, or your estate if you are not married on the date of death.



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OTHER PLAN              Plan assets comprised of Cenex Harvest States
INFORMATION             contributions and securities underlying each option
                        agreement will be held in trust by a trustee to be designated by Cenex Harvest States. The trustee will hold the plan assets and execute the exercise of participants' options. The trustee will receive information regarding the mutual funds and will provide periodic reports on the value of the funds.

                        The Committee will maintain certain records, including copies of your option agreements. It will select an outside vendor to provide recordkeeping services.

                        Cenex Harvest States will pay the cost of outside trust and recordkeeping fees. Investment management fees will be paid from the trust assets.

                        Cenex Harvest States is not required to complete an annual form 5500 filing for this plan under the Employee Retirement Income Security Act of 1974 (ERISA).


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INCORPORATION OF        The following documents filed by Cenex Harvest States
CERTAIN INFORMATION     pursuant to the Securities Exchange Act of 1934 are
BY REFERENCE            incorporated in and made a part of this Prospectus by
                        reference:

                        (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed by Cenex Harvest States on August 26, 1997;

                        (b) Quarterly Report on Form 10-Q for the quarter ended (i) August 31, 1997 filed by Cenex Harvest States on October 10, 1997; (ii) November 30, 1997 filed by Cenex Harvest States on January 12, 1998; and (iii) February 28, 1998 filed by Cenex Harvest States on April 7, 1998.

                        (c) Form S-8 dated November 17, 1997 filed by Cenex Harvest States on December 12, 1997.

                        (d) Form 8-K dated June 1, 1998 and filed by Cenex Harvest States on June 10, 1998 and Form 8-K/A dated June 1, 1998 and filed by Cenex Harvest States on August 13, 1998.

                        (e) Annual Report on Form 10-K for the fiscal year ended May 31, 1998 filed by Cenex Harvest States on August 13, 1998.

                        (f) Form 10-Q Transition Report for transition period of June 1, 1998 to August 31, 1998 filed by Cenex Harvest States on October 14, 1998.


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                        Any statement contained in a document incorporated by
                        reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        Cenex Harvest States will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above or elsewhere herein which have been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates by reference). Written requests for such copies should be directed to Cenex Harvest States Cooperatives, 5500 Cenex Drive, Inver Grove Heights, MN 55077, Attention: Legal Department, telephone number
                        (612) 641-3726.


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